SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER ONE TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COMCAM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	**98-0208402**
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380
(Address of principal executive offices)

The 2003 Benefit Plan of ComCam, Inc.
(Full title of the plan)

The Company Corporation, 400-2711 Centerville Road, Wilmington, Delaware 19808
(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: **(302) 636-5440**

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9. Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of the registrant's registration statement on Form S-8 Commission File Number 333-105547 (the "Form S-8") filed on May 23, 2003, ComCam, Inc. ("Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's consulting or option agreements as of the date specified below.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One to the Form S-8 registration statement Commission File Number 333-105547, filed on May 23, 2003 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania 19380 on June 1, 2004.

ComCam, Inc.

By: /s/ Don Gilbreath
Don Gilbreath, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, has been signed by the following persons in the respective capacities and on the dates indicated.

Signature	Title	Date
/s/ Don Gilbreath Don Gilbreath	Chief Executive Officer, Chief Financial Officer Director	June 1, 2004
/s/ Robert Betty Robert Betty	Director	June 1, 2004
/s/ Ross Wilmot Ross Wilmot	Director	June 1, 2004
/s/ Nadir Walji Nadir Walji	Director	June 1, 2004